EXHIBIT 99.1

THE INVESTORS

and

UNITY ONE CAPITAL INC.

and

THE DIRECTORS

and

CANADIAN LEARNING SYSTEMS CORPORATION

AGREEMENT TO TERMINATE DEED

THIS AGREEMENT is made as of    day of     2009.
BETWEEN
(1)	Ross Yuan of the Investors, (Holder of Canada Passport Number JX036804, Room 2101, Silver Tower, 933 West Zhongshan Road, Shanghai 200051, People’s Republic of China);
(2)	Jiang Shaoyi of the Investors, (Holder of PRC ID Number: 330302195503124418, No. 17, Lane 42, Ge An Road, Shuixing Jiedao, Lucheng District, Wenzhou, People’s Republic of China);
(3)	The Board Directors.

WHEREAS:
(1)	Unity One (Unity One Capital Inc.) is a public reporting company incorporated in the state of Nevada, U.S.A.
(2)	CLSC (Canadian Learning Systems Corporation) is the subsidiary with 100% shareholding right held by Unity One;
(3)
SCHS is a fully certified Canadian offshore high school in China. It provides dual diploma and dual curriculum of Canada and Chinese high school education services to both Chinese and international students in China;

(4)	The Deed was Signed between Unity One and its Investors and Directors and CLSC as of 25th of November, 2008.
(5)	Ross Yuan and Jiang Shaoyi of the Investors hold 94.53% of the shareholding rights of Unity One together in accordance with the Deed;
(6)	Unity One failed to acquire a listing status at the OTCBB within a reasonable time.
(7)	Ross Yuan and Jiang Shaoyi of the Investors have mutually agreed to terminate the Deed signed on the 25th day of November 2008 and have agreed on the terms of this Agreement.

NOW THIS AGREEMENT WITNESSES AS FOLLOWS:

Termination of Deed

In accordance with Section 10 of the Deed, Ross Yuan and Jiang Shaoyi and the Board Directors of Unity One have hereby agreed on the following terms:

(a)	terminate the Deed signed on 25th of November, 2008 and terminate the acquisition of SCHS accordingly;
(b)	transfer the subscription shares back to the original shareholders of Unity One;
(c)	procure that the existing directors of Unity One (who are installed to the Board by the Investors) shall resign from the Board
(d)	transfer all issued shares of and in CLSC back to the original shareholder of CLSC at nominal price.

When the Deed is terminated, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other parties or bring lawsuits or arbitration against any other parties.

IN WITNESS whereof the parties hereto have hereunto executed this Deed the day and year first above written.

SIGNED AND DELIVERED by the Investor Ross Zong Yuan (Holder of Canada Passport Number JX036804)

SIGNED AND DELIVERED by the Investor Jiang Shaoyi (Holder of PRC ID 330302195503124418)

SIGNED AND DELIVERED by Directors